Exhibit 3.1

BYLAWS OF “BIOCERES S.A.” FIRST The corporation is organized under the corporate name of “BIOCERES S.A.”. The registered office of the corporation will be located in Rosario, Province of Santa Fe. SECOND The purpose of the Corporation is to perform, whether directly or through third parties, with third parties or in association with third parties, the following activities within the country and/or abroad: (1) Agricultural activities: marketing, production, multiplication, licensing, consignment, purchase, sale, import, export and distribution of: seeds, germplasm, biotechnological inventions and any other product, input, technology, commodity and knowledge in connection with agricultural activities; as well as all activities relating to the exploitation, research, development, production and management of biotechnological projects or technologies otherwise related to agricultural products.  (2) Industrial activities: performing activities of research, development, production, preparation and management of projects involving synthetic biology and metabolic engineering for purposes of research and development of biological and/or metabolic products for agricultural and industrial use; as well as the selection, identification, multiplication, marketing, import and export of such organisms and products; (3) Services: providing research and platform development services in connection with biotechnology and all its fields of application; as well as legal services, administrative and accounting services, human resources services and all other services related to biotechnological, agricultural and industrial activities; and (4) Investment: investing in national or alien corporations, whiter private or semi-public, subscribing, acquiring or otherwise deal with shares or other securities; creating subsidiaries, performing mergers and transformations or otherwise creating common interest with other corporations domiciled within the Argentine Republic or not; securing and granting securities over third party’s liabilities, investing in fixed-term deposit certificates in financial entities and other financial products such as public or private debt securities, certificates of shares in financial trusts and shares of mutual funds, investing in all kinds of assets, whether personalty or realty, related to biotechnology and/or any other technology linked to food, health and/or agriculture. To address the corporate purpose above, the Corporation shall be entitled to perform any kind of transactions and deeds which directly or indirectly relate to its corporate purpose, whether caused, resulting or relating to the normal course of its business, in which case the Corporation shall have full legal power to perform any such act, as well as to exercise all legal actions granted thereupon by the law or by these Bylaws. THIRD The term of duration of the Corporation shall be 50 years from the date of registration before the Public Commercial Register (Registro Público de Comercio). FOURTH Upon decision of the General Meeting of Shareholders, the Corporation may request the relevant authorities that all of certain series of shares representing the authorized capital stock to be admitted to trade in local or foreign stock exchanges. As long as the Corporation is entitled to publicly trade its shares, the authorized capital stock and its progress shall be included in the balance sheet of the Corporation, by additionally informing the registered capital increases before the Public Commercial Register. FIVETH. The authorized capital stock shall be represented by common shares of the par value of ARS 1 each, each share shall confer its holder the right to one vote in the General Meeting of Shareholders. All shares shall be registered into the account of their respective holders in the Corporation, in a commercial or investment bank and/or in authorized stock exchanges, as decided by the Board of Directors. Pursuant the legal requirements in effect, global certificates of paid-up shares may be issued. Global certificates of shares entered into collective deposit schemes shall be considered final, marketable and divisible. SIXTH. Authorized capital stock may be increased in the future by means of the issuance of shares similar to the current shares. Such issuance of shares may be delegated to the Board of Directors, pursuant section 188 of Law 19.950. Shares may be common or preferred, with share premium, according to issuance conditions. Shares may or may not grant voting rights, may or may not be entitled to a preferred paid dividend, either cumulative or not cumulative, according to issuance conditions. Should the Corporation be admitted to public trade, upon resolution of the General Meeting of Shareholders, authorized capital may be increased without limitation. Such registrations and publications shall be made in compliance with the legislation in effect at the time, and shareholders will enjoy a pre-emptive right in subscription for the shares to be issued in proportion to their holdings, to which purpose the legal publications will be made. This pre-emptive right will be exercised within the legal term and it will be subject to the limitation and suspension legal provisions in force.  SEVENTH. Pursuant Law 26.831, upon resolution of the General Meeting of Shareholders, the issuance of share options may be approved. The Board of Directors may be empowered to set the issuance conditions, the rights granted and the price of share options and the shares which rights of acquisition is thereby granted. The Board of Directors shall have full power to carry out the issuance of share options. The pertinent resolutions of the General Meeting of Shareholders and of the Board of Directors shall be recorded and published. Additionally, the provisions of sections 11, 12, and 17 to 27 of Law N° 23.576 shall apply, where applicable. Such stock options may be specifically intended for the members of the Board of Directors, managers and employees of the Corporation, and/or third parties, as decided by resolution of the General Meeting of Shareholders, with or without preemptive right, as decided by resolution of the General Meeting of Shareholders, where applicable under the law in force. EIGHT Upon payment in arrears of the shares, the Board of Directors may proceed pursuant to Act 19550 section 193. NINETH. Management of the Corporation will be vested in a Board of Directors, which shall be governed by the rules that follow; furthermore, internal regulations of the Board of Directors may be additionally enacted. (1) The Board of Directors will be composed of the number of permanent members to be determined by the General Meeting of Shareholders, such number ranging between 3 and 13 members elected by the General Meeting of Shareholders, which may also elect an equal or inferior number of alternate members. At least 2 permanent Directors and 2 alternate Directors shall meet the independency requirements in accordance with the applicable legislation in effect, including the applicable rules of the National Securities Commision (Comisión Nacional de Valores); (2) Directors’ term of office will be 3 fiscal years and they may be re-elected indefinitely and they will hold office validly until the election and acceptance of their successors; (3) During its first meeting after the election or at any time thereafter, the Board of Directors shall appoint its Chairman and its Vice-Chairman. The Vice-Chairman will substitute the Chairman in the event of death, absence, incapacity or resignation. Legal representation of the Corporation will be exercised by the Chairman or the Vice-Chairman of the Corporation, in the event of death or incapacity of the former. (4) Directors’ compensation for their services will be decided by the General Meeting of Shareholders. (5) The Board of Directors will meet at least once very three months or upon request of any of its permanent members or the Internal Audit Commission. (6) The Board of Directors will hold meetings with the majority of its members and adopt resolutions by majority of votes present. Should there be a tie, the Chairman (or the Vice-Chairman, as the case may be) will be entitled to cast two votes. (7) The Board of Directors may hold meetings in the presence of their members or via any media of transmission of sounds, words and images, in which case the members participating via such media shall be considered present for quorum and majority purposes. The minutes of the Board’s meetings shall be prepared and signed by the attending members of the Board of Directors and the Internal Audit Commission within five days as of the date of the meeting. Members participating via any media of transmission of sounds, words and images may sign the minute pursuant to the provisions of Act 19550 Section 266. In the minute, the names of the Directors virtually attending the meeting by any such means and the specific transmission medium used to interact with present members shall be expressly noted. Members of the Internal Audit Commission shall attest for the legitimacy of the resolutions adopted. The meeting minute shall give proper account of the opinion of all Directors, both present and virtually attending and their votes in respect to every resolution adopted. Furthermore, the Board of Director may hold meetings outside the jurisdiction of origin of the Corporation and abroad. TENTH The Board of Directors will have all the necessary powers to fulfill the corporate purpose, to which end it is granted the fullest legal and internal powers to conduct the business of the Corporation. The Board of Directors will have sufficient powers to perform all kinds of acts directly or indirectly related to the corporate purpose, including the acts set forth in Sections 1880 and 1881 of the Argentine Civil Code and in Executive Order 5965/63 Section 9 and other applicable legislation. Therefore, the Board is entitled to perform the following acts: (1) To manage and dispose of the corporate assets and conduct the corporate affairs with the fullest powers, within the

Argentine Republic or outside its borders. (2) To resolve on the creation of subsidiaries, branches, agencies and other representations within the Argentine Republic or abroad, and make capital allowances to such end, as the case may be. (3) To appoint sub-managers and, where applicable, delegate such executive aspects of operation to one or more managers, who may be appointed from their own number or not, and delegate the performance of specific tasks regarding the conduction and management of the Corporation. (4) To grant general and special powers of attorney. (5) Bring criminal proceedings. (6) To transact with all kinds of banks, financial entities or public or private credit institutions.; and (7) To create commissions and committees, pursuant to section 13 hereunder, as well as ad-hoc commissions. Legal representation of the Corporation before the administrative or judicial authorities, including the labor courts, whether acting in its capacity of claimant, defendant, witness or in any other capacity as the case may be, will be vested exclusively with the Chairman (or Vice-Chairman in exercise of the Chair) and/or with the Directors and/or attorneys-in-fact duly appointed by the Board of Directors, for a general or special purpose. ELEVENTH Pursuant section 256 of Act 19550, permanent Directors shall provide assurances in favor of the Corporation effective during the whole term of their office and the statute of limitations set for individual actions against them, which term shall be no less than three years after completion of the term of office. As assurance, every Director shall provide a minimum bond of fifteen thousand Argentine pesos (ARS 15,000) or the amount set by the legislation in effect, in accordance with the provisions set forth by the regulator; such guaranty may consist of bonds, government securities, deposits of local or foreign currency in financial entities or central securities depository to the order of the Corporation, bank guarantee bills or bonds, surety insurance or civil liability insurance in favor of the Corporation. The Corporation may contract a civil liability insurance for its Directors, to cover the risks inherent to the performance of their duties. TWELFTH Control of the Corporation will lie with a Internal Audit Commission, which performance shall be governed by Section 284 and related provisions of Act 19550, as amended. The term of office of the members of the Internal Audit Commission will be three fiscal years. Auditors shall meet the independency requirements se by the applicable legislation in effect, including the rules of the National Securities Commission. The compensation of the members of the Internal Audit Commission will be set by resolution of the General Meeting of Shareholders. During its first meeting after the election of its members, the Internal Audit Commission shall appoint its Chairman and its Vice-Chairman. The Internal Audit Commission will meet with the frequency demanded to properly perform its duties and it will hold meeting with the attendance of at least two members, whether in person or via any media of transmission of sounds, words and images. Resolutions will be adopted by absolute majority of present votes. Should there be a tie, the Chairman (or the Vice-Chairman, as the case may be) will be entitled to cast two votes. In the event of absence of any permanent member, the alternate member will fill in. Resolutions adopted by the Internal Audit Commission shall be recorded in the pertinent book and will be signed by all members attending the meeting. Members of the Internal Audit Commission have the powers and the duties granted to syndics pursuant to Act 19550. THIRTEENTH. The Board of Directors may create as many committees as it deems convenient for the course of business of the Corporation and it shall appoint their members and respective chairs. Members of such committees may appoint other members to cast a vote on their behalf, by proxy granted before a competent judicial authority, a Civil Law Notary Public or a banking institution. FOURTEENTH. Pursuant to the provisions of Act 26.631 and the rules of the National Securities Commission, the Corporation will institute an Audit Committee to be composed of three permanent Directors and an equal or inferior number of alternate Directors, to be appointed by the Board of Directors of their own number by majority of members. The majority of its members shall be independent, as prescribed by the applicable legislation in effect, included the pertinent rules of the National Securities Commission. The budgetary allocations of the Audit Committee will be fixed by the General Meeting of Shareholders. On During its first meeting after the election of its members, the Audit Committee shall appoint its Chairman and its Vice-Chairman, who will substitute the Chairman in the event of absence, death, incapacity or disability. The Audit Committee shall meet at least once every three months or before, upon request of any of its members. Meetings of the Audit Committee shall be called upon by the Chairman or the Vice-Chairman, as the case may be, by means of sufficient notice given to all permanent members at their domiciles established at the time of acceptance of office. The call shall be made at least 72 hours in advance to the date of the meeting. The Audit Committee will hold meeting with the attendance of the absolute majority of its members, whether in person or via any media of transmission of sounds, words and images. Resolutions shall be adopted by majority of votes of the attending members. Should there be a tie, the Chairman (or the Vice-Chairman, as the case may be) will be entitled to cast two votes. In the event of absence of any permanent member, the alternate member will fill in. Resolutions adopted by the Audit Committee shall be recorded in the pertinent book and will be signed by all members attending the meeting. Should there any member attend the meeting virtually, the control body shall attest the legitimacy of the resolutions adopted by the Audit Committee. The remaining members of the Board of Directors and of the Corporate Control Body may attend the meetings of the Audit Committee, without voting rights. The Audit Committee will have the powers and duties set forth by the applicable legislation in force. The term of office of the members of the Audit Committee shall be set by the Board of Directors at the time of their appointment and they may be re-elected indefinitely. Once their term of office is completed, the members of the Audit Committee shall remain in office until their successors are appointed. Lost of the capacity of Director for any reason whatsoever shall cause automatic removal from office in the Audit Committee. FIVETEENTH

Regular and Special General Meetings of Shareholders will be called upon in the terms of Act 19550 and/or Act 26.831. Meetings on first call will be published in the Official Bulletin of Santa Fe Province and in one of the major newspapers of the Argentine Republic for five (5) days, with no shorter than 20 nor longer than 45 days’ prior notice to the date in which the meeting is to be held, or such maximum and minimum periods of notice as prescribed by the applicable legislation. Such notice periods shall be computed as of the date of the last publication. Publications shall meet the requirements prescribed under section 237 of Act 19.550, or such other legal requirements as may apply. Meetings on second call may be convened simultaneously with the first call, to be held on the same day, one hour after the time set for the meeting on first call, or else within thirty (30) days as of the failed date of the meeting on first call, to be decided at the time of the calling for meetings. In this case, the call shall be published for three (3) days on eight (8) days’ prior notice, or as prescribed by the applicable legislation.  No latter than twenty (20) calendar days prior to the date in which the meeting is to be held (or with the anticipation required by applicable legislation) the Board of Directors shall make available to shareholders at the corporate domicile or by electronic means the information relevant to the meeting and the information to be considered in regard to the proposals of the Board of Directors. Shareholders representing at least 2% of the capital stock may deliver comments or proposals inherent to the conduction of the corporate affairs during the fiscal year up to five (5) days prior to the date of the meeting which is to consider the documents pertaining to the fiscal year. The Board of Directors shall inform shareholders that said comments and proposals are available for consultation at the corporate domicile or by electronic means. The General Meeting of Shareholders will meet with the participation of shareholders attending whether in person or via any media of transmission of sounds, words and images, in which case the shareholders participating via such media shall be considered present for quorum and majority purposes. Meetings to be held remotely shall comply with the requirements set forth by the rules of the National Securities Commission as regards the means and conditions required to ensure safety and transparency. SIXTEENTH The corporate fiscal year will close on the 30th day of June each year. The financial statements of the Corporation will be drawn up to that date pursuant to the provisions in force and the relevant accounting practices. Net and earned profits will be distributed as follows: (1) at least 5% up to 20% of the capital stock to statutory reserve funds; (2) to the compensation of Directors and Syndics; (3) to pay preferred dividends, as the case may be, giving priority to unpaid cumulative ones; (4) the balance, in whole or in part, as dividend to common shareholders, or to allocate to optional reserve funds or to special funds, or intended to any other purpose as the General Meeting of Shareholders may determine. Dividends will be paid in proportion to paid-up shares in the year in which they were approved by the General Meeting of Shareholders. SEVENTEENTH Liquidation of the Corporation will take place for any of the reasons set forth in section 94 of Act 19550 and it will be carried out by the Board of Directors or the trustees appointed by the General Meeting of Shareholders to such end, under supervision by the Control Body. Liabilities being cancelled, the balance will be distributed to shareholders in proportion to their respective holdings.